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                     ADDENDUM NO.1 TO THE COLLABORATION AGREEMENT


    This addendum No.1 to the Collaboration Agreement dated 25th day of November, 1996 among Hybrid Networks Inc., Sharp Corporation and Itochu Corporation ("Agreement") is made and enter into as of the same day mentioned above.

                                      RECITALS:

    WHEREAS, Sharp may elect to manufacturer third party cable modems in addition to the New Cable Modems (N-series cable modems) which result from the Agreement.

                                      AGREEMENT:

    If and when Sharp elects to manufacture such third party cable modems, then Hybrid shall have the option to use a separate source of OEM supply other than Sharp. Hybrid will be allowed to have the New Cable Modems produced by another supplier, such as a local contract manufacturer. The Sharp's technology incorporated therein may be used by Hybrid under the royalty bearing license agreement as foreseen in the Section 6 of the Agreement.

    IN WITNESS WHEREOF, the Parties shall cause this Addendum No.1 to be executed by duly authorized officers.

Hybrid Networks, Inc.


By: /s/ Carl S. Ledbetter
   ----------------------------

Its:  CEO
    ---------------------------


Sharp Corporation                      Itochu Corporation


By: /s/ [ILLEGIBLE]                    By: /s/ [ILLEGIBLE]
   ---------------------------------      --------------------------

Its: Division Deputy General Manager   Its: Department Officer
    --------------------------------       -------------------------
                                               [ILLEGIBLE]